UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2006

TRANQUILITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51413	52-2175900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 110310 Naples, Florida	34108-0106
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01

Changes in Registrant’s Certifying Accountant

 On August 21, 2006, the Company advised the firm of Child, Van Wagoner & Bradshaw, PLLC, 5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107, (“Child, Van Wagoner”), that it would not be re-engaged as the principal independent accountant to audit the Company’s financial statements for the fiscal year ending December 31, 2005.   The decision to dismiss Child, Van Wagoner was recommended and approved by the Board of Directors.

None of the reports of Child, Van Wagoner on the Company's financial statements for the for the past fiscal year contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's most recent fiscal year and any subsequent interim period up to and including the date of the Company's dismissal of Child, Van Wagoner, there have been no disagreements with Child, Van Wagoner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Child, Van Wagoner would have caused them to make reference thereto in their report on the financial statements for such periods.

On September 15, 2006, the Company provided a draft copy of this report on Form 8-K to Child Van Wagoner, requesting their comments on the information contained therein.   The responsive letter from Child is herewith filed as an exhibit to this current report on Form 8K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(c)

Exhibit 16.1 - Responsive Letter from Child, Van Wagoner & Bradshaw, PLLC

form8kresponsetranquility.jpg

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANQUILITY, INC.

By: /s/ Dominick Pope

President and Director

Date:  September 18, 2006

By: /s/ Jose Acevedo

Secretary

Date:  September 18, 2006